Phone: (503) 986-2200
Fax: (503) 378-4381

Secretary of State
Corporation Division
255 Capitol St. NE, Suite 151
Salem, OR 97310-1327
FilingInOregon.com

Articles of Incorporation—Business/Professional

Check the appropriate box below:

☒ BUSINESS CORPORATION (Complete only 1, 2, 3, 4, 5, 6, 8, 9, 10)

☐ PROFESSIONAL CORPORATION (Complete all items)

FILED
JAN 03 2008
OREGON
SECRETARY OF STATE

REGISTRY NUMBER: 487519-94
For office use only

In accordance with Oregon Revised Statute 192.410-192.490, **all information on this form is publicly available, including addresses. We must release this information to all parties upon request and it will be posted on our website.**

For office use only

Please Type or Print Legibly in **Black** Ink. Attach Additional Sheet if Necessary.

1) **NAME OF CORPORATION:** USP Portland, Inc.

NOTE: For a BUSINESS CORPORATION, the name must contain the word "Corporation," "Company," "Incorporated," or "Limited," or an abbreviation of one of such words. For a PROFESSIONAL CORPORATION, the name must contain the words "Professional Corporation," or abbreviations thereof, i.e., "P.C.," or "Prof. Corp."

2) **NAME OF THE PERSON WHO WILL ACCEPT LEGAL SERVICE FOR THIS BUSINESS (REGISTERED AGENT)**

C T Corporation System

3) **REGISTERED AGENT'S PUBLICLY AVAILABLE ADDRESS** (Must be an **Oregon Street Address**, which is identical to the registered agent's business office. Must include city, state, zip; **No PO Boxes.**)

388 State Street, Ste. 420
Salem, OR 97301

4) **ADDRESS WHERE THE DIVISION MAY MAIL NOTICES**

15305 Dallas Parkway
Suite 1600
Addison, TX 75001

5) **OPTIONAL PROVISIONS** (Attach a separate sheet.)

6) **NUMBER OF SHARES** (At least one share must be listed.)

1,000 shares Common Stock

Professional Corporation Only

7) **IF RENDERING A LICENSED PROFESSIONAL SERVICE OR SERVICES, DESCRIBE THE SERVICE(S) BEING RENDERED.**

8) **WHO IS FORMING THIS BUSINESS? (INCORPORATORS)** (List names and addresses of each incorporator.) (Attach a separate sheet if necessary.)

Alex Jenkins 15305 Dallas Parkway, Suite 1600, Addison, TX 75001

9) **EXECUTION/SIGNATURE(S)** (All incorporators must sign.) (Attach a separate sheet if necessary.)
By my signature, I declare as an authorized authority, that this filing has been examined by me and is, to the best of my knowledge and belief, true, correct, and complete. Making false statements in this document is against the law and may be penalized by fines, imprisonment or both.

Signature	Printed Name
Alex Jenkins	Alex Jenkins

10) **CONTACT NAME** (To resolve questions with this filing.)

Alex Jenkins

DAYTIME PHONE NUMBER (Include area code.)

(972) 713-3514

FEES

Required Processing Fee	$ 50
Confirmation Copy (Optional)	$5

Processing Fees are nonrefundable

Please make check payable to "Corporation Division."

NOTE: Fees may be paid with VISA or MasterCard. The card number and expiration date should be submitted on a separate sheet for your protection.